Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-3) and related Prospectus of Compugen Ltd. for the registration of its ordinary shares and to the incorporation by reference therein of our report dated March 16, 2009, with respect to the consolidated financial statements of Compugen Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global

Tel Aviv, Israel
August 11, 2009